Exhibit 99.1

Central Garden & Pet To Acquire A Majority Interest In TRIXIE Heimtierbedarf GmbH

& Co. KG, Europe’s Leading Pet Supplies And Pet Snacks Company

TRIXIE Leadership to Continue; Key Shareholders Retain Minority Interest

Acquisition Creates a Strong Growth Platform for the European Pet Market

Walnut Creek, Calif. and Tarp, Germany — Central Garden & Pet Company (NASDAQ: CENT), (NASDAQ: CENTA) (“Central”), a leading consumer goods company in the pet and garden industries, today announced that it has entered into a definitive agreement to acquire a majority interest in TRIXIE Heimtierbedarf GmbH & Co. KG (“TRIXIE”), the leading European pet supplies and pet snacks company from founder, Bonnik Hansen, and current shareholders Dirk Jessen and Volker Haak.

The acquisition aligns with the Central to Home strategy of strengthening Central’s portfolio of pet and garden brands and represents a major step in expanding the Company’s presence in Europe. Founded in 1974 and headquartered in Tarp, Germany, TRIXIE has grown into the leading European pet supplies and pet snacks company. The company employs close to 600 people and serves over 30,000 pet retail stores internationally, offering a broad assortment of more than 6,000 products for dogs, cats, birds, reptiles, and small animals, including accessories, toys, treats, snacks, habitats, apparel, bedding, and travel solutions. Approximately 90% of sales are generated from TRIXIE’s own-brand portfolio, supported by strong in-house design team that introduces around 500 new products per year. TRIXIE is recognized for its product innovation, category expertise, and industry-leading logistics and fulfillment capabilities. Together, Central and TRIXIE create the leading global player in pet supplies.

The European pet supplies and snacks market, representing approx. €10 billion in annual sales, is expected to grow at a mid-single digit growth rate1), supported by favorable long-term trends including increased focus on pet health, pet tech, humanization and premiumization. TRIXIE’s established portfolio and market position allow it to participate in these trends while providing Central with an attractive platform for future expansion in Europe. The combination is expected to drive organic growth through winning innovation and a strong channel presence, and to accelerate pet supplies growth, particularly in Europe, by leveraging TRIXIE’s industry-leading logistics and fulfillment capabilities along with its expertise in navigating diverse European market. This also gives Central a differentiated presence with approx. 10% of net sales generated outside of the United States and establishes a scaled platform to consolidate the fragmented European pet specialty market.

“The addition of TRIXIE strengthens Central’s position across key European pet supplies markets and adds a scaled platform with deep category expertise, strong retail relationships, and industry-leading logistics and fulfillment capabilities across the region,” said Niko Lahanas, Chief Executive Officer of Central Garden & Pet. “Bonnik Hansen and the TRIXIE team have built a remarkable company over the past 50 years. We are pleased that a very strong management team will continue leading the business, and we believe this partnership positions us well to drive long-term growth and better serve pet parents across Europe and the United States.”

TRIXIE will operate within Central’s Pet segment. Central plans to leverage its scale, sourcing capabilities, and product development expertise to support TRIXIE’s continued growth while preserving the entrepreneurial culture, customer focus, and market strengths that have made the company a leader in the European pet supplies market.

“Joining forces with Central Garden & Pet marks an important milestone in TRIXIE’s 50-year history,” said Bonnik Hansen, Founder of TRIXIE. “I am incredibly proud of what our employees, customers, and partners have built together. In looking for a partner, it was important to us to find a company that shares our values, our culture, and our long-term thinking. We are confident that Central is the right partner to build on our strong foundation and carry the company successfully through its next stage of growth.”

TRIXIE’s proven leadership will remain in place following completion of the transaction. Management will continue to be led by Dirk Jessen, Burkhard Friedrichsen, and Danny Bollerey. In addition, Dirk Jessen and Volker Haak will remain minority shareholders in TRIXIE. Their continued involvement underscores their long-term confidence in the company’s future and provides continuity for employees, customers, trading partners, and suppliers. Volker Haak will also continue to support TRIXIE as a consultant, contributing his extensive experience to the company’s ongoing development and its activities across European markets.

The transaction is expected to close in the first half of Central’s fiscal 2027, subject to regulatory approval and other customary closing conditions.

Central will hold a conference call today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time, 2:30 p.m. Central European Time), hosted by CEO Niko Lahanas, CFO Brad Smith and SVP Dog & Cat Glen Axelrod, to discuss details of the acquisition. The conference call and related materials can be accessed at http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13758900.

Deutsche Bank AG served as financial advisor to TRIXIE, and Gibson, Dunn & Crutcher LLP as legal advisor to TRIXIE. Rothschild & Co served as financial advisor, and Freshfields LLP as legal advisor to Central.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) is a leading consumer goods company in the pet and garden industries. Guided by the belief that home is central to life, the company’s purpose is to proudly nurture happy and healthy homes. For over 45 years, its innovative and trusted solutions have helped lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a diversified portfolio of market-leading brands including Amdro®, Aqueon®, Best Bully Sticks®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Kaytee®, Nylabone®, Pennington®, Sevin® and Zoёcon®. With fiscal 2025 net sales of $3.1 billion, the company has strong manufacturing and logistics capabilities supported by a passionate, entrepreneurial growth culture that incorporates sustainability. Central is headquartered in Walnut Creek, California, and employs over 6,000 people, primarily across North America. Visit www.central.com to learn more.

About TRIXIE

TRIXIE was founded in 1974 in Tarp and is today one of the leading European providers of pet supplies and pet snacks. With more than 6,000 products, strong innovation capabilities, and high-performing logistics, the company supplies over 30,000 specialty retailers across numerous international markets. Close to 600 employees work every day to improve the lives of pets and their owners.

Investor & Media Contact

Friederike Edelmann

VP Investor Relations & Corporate Sustainability

(925) 412-6726

fedelmann@central.com

Source: Central Garden & Pet Company

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements, other than statements of historical fact, could be deemed forward-looking statements.

Statements in this press release concerning Central’s business, strategy and focus; the expected timing of the closing of the acquisition of TRIXIE; our ability to successfully manage and grow TRIXIE’s business;, and our overall future prospects are forward-looking statements that involve a number of uncertainties and risks.

Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of several factors, including, without limitation, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction, our ability to close the acquisition in a timely basis or at all, challenges related to entering into international markets, risks related to disruption of management’s attention from Central’s ongoing business operations due to the transaction, our ability to integrate the acquired company, potential benefits of the transaction to Central and our customers, and other factors listed in our annual report on Form 10-K filed with the Securities and Exchange Commission.

All statements made in this press release are made only as of the date of this press release. Central undertakes no obligation to update the information in this press release in the event facts or circumstances subsequently change after the date of this press release.